UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/30/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 30, 2005, CellStar, Ltd. (the "Company"), a subsidiary of CellStar Corporation, entered into agreements with Raymond L. Durham and Juan Martinez Jr. Mr. Durham serves as Senior Vice President and Chief Financial Officer and Mr. Martinez serves as Vice President - Corporate Controller for CellStar Corporation and its subsidiaries. The agreements provide for severance payments to Mr. Durham and Mr. Martinez in the event that the Company terminates Mr. Durham or Mr. Martinez without cause. The agreements also provide for severance payments to Mr. Durham and Mr. Martinez if, during the twenty-four month period following a Change in Control, as such term is defined in the agreement, Mr. Durham's or Mr. Martinez's employment is terminated without cause, or either terminates his employment with the Company due to Company Breach, as such term is defined in the agreement. The agreements also provide that Mr. Durham and Mr. Martinez will be indemnified by the Company and CellStar Corporation to the extent provided in CellStar Corporation's certificate of incorporation and bylaws and to the fullest extent permitted by changes to Delaware law. The agreements contain provisions related to non-competition and confidentiality.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: April 05, 2005.	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
Chief Executive Officer